SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  May 30, 2003





                             UNION ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)




        Missouri                          1-2967                 43-0559760
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Reference is made to "Regulatory Matters" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Intercompany Purchase of Electric Generating Facilities" under Note 2 to the "Notes to Consolidated Financial Statements" of the Registrant's Form 10-Q for the quarterly period ended March 31, 2003, for a discussion of the Registrant's proposed purchase of approximately 550 megawatts of combustion turbine generating units at Pinckneyville and Kinmundy, Illinois from its affiliate, AmerenEnergy Generating Company (Generating Company) and for a discussion of the status of the related proceedings before the Illinois Commerce Commission (ICC) and the Federal Energy Regulatory Commission (FERC).

     On May 30, 2003, the Registrant filed a Notice of Withdrawal with the ICC notifying it that the Registrant had elected not to pursue approval of the transaction and was withdrawing its request. In the Notice, the Registrant states that the concerns expressed by the ICC Staff regarding the Registrant's means of satisfying its generating capacity needs, juxtaposed with the Missouri Public Service Commission's (MoPSC) views of the appropriate means of meeting generating capacity obligations, have demonstrated to the Registrant the difficulty of a single company operating as an electric utility in both a regulated generation jurisdiction such as Missouri and an unregulated generation jurisdiction such as Illinois. To remedy this difficulty, the Registrant announced in the Notice its plan to limit its public utility operations to the State of Missouri and to discontinue operating as a public utility subject to ICC regulation. The Registrant intends to accomplish this plan by transferring its Illinois-based electric and natural gas businesses, including its Illinois-based distribution assets and personnel and certain of its transmission assets, to its affiliate, Central Illinois Public Service Company, which operates as AmerenCIPS. The Registrant's electric generating facilities and certain of its electric transmission facilities in Illinois would not be part of the transfer. The transfer of the Registrant's Illinois-based utility businesses will require the approval of the ICC, the FERC, the MoPSC and the Securities and Exchange Commission (SEC) under the provisions of the Public Utility Holding Company Act of 1935 (PUHCA).

     Upon receipt of these regulatory approvals and completion of the transfer of its Illinois-based utility businesses, the Registrant, as it states in the above referenced Notice of Withdrawal, will no longer be subject to regulation as a public utility by the ICC and as a result, the ICC's approval will no longer be required for the Registrant to purchase the Pinckneyville and Kinmundy combustion turbine generating units from Generating Company. The Registrant intends to continue with the purchase of these electric generating facilities and will continue to seek approvals from regulators having jurisdiction over the transaction. The FERC is required to approve the transaction. As stated previously, ICC approval will no longer be necessary. Further, the MoPSC is not required to approve this transaction; however, the MoPSC has stated in filings with the FERC that this transaction is consistent with and supported by the Registrant's electric rate settlement approved by the MoPSC in August 2002. Due to the fact that no state regulatory bodies will approve this transaction, the SEC will be required to approve this transaction under the PUHCA.

     The Registrant is unable to predict the ultimate outcome of the above referenced regulatory proceedings or the timing of the final decisions of the various agencies. As a result, the Registrant, at this time, is unable to estimate the impact of these transactions on its financial position, results of operations or liquidity.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         UNION ELECTRIC COMPANY
                                              (Registrant)



                                         By      /s/  Martin J. Lyons
                                           -------------------------------------
                                         Name:        Martin J. Lyons
                                         Title:  Vice President and Controller
                                                 (Principal Accounting Officer)


Date:  June 2, 2003





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